UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2019

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52403	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 7, 2019, Cannabics Pharmaceuticals, Inc. (“Cannabics”) executed a Joint Venture Agreement (the “Agreement”) with Wize Pharma, Inc. (“Wize”), pursuant to which the parties agreed to form a joint venture entity in Israel (the “Joint Venture”) to jointly research, develop and administer cannabinoid formulations to treat ophthalmic conditions.

Pursuant to the terms of the Agreement, the formation of the Joint Venture is conditioned upon the receipt of an expert opinion within 30 days of the execution of the Agreement from a mutually selected third party describing the regulatory pathway for eye drops containing cannabinoids or cannabinoid strings (the “Opinion”). In addition, no later than 30 days after receipt of the Opinion, the parties have agreed to formulate a business plan, which shall set forth the initial budget and respective contributions (of both cash and non-cash assets) to the Joint Venture by each of Cannabics and Wize.

Upon the formation of the Joint Venture, each of Cannabics and Wize will be issued fifty percent of the shares of the Joint Venture. Eyal Barad and Noam Danenberg shall serve as the Co-Chief Executive Officers of the Joint Venture. The board of directors of the Joint Venture shall consist of three members consisting of one member appointed by each of Cannabics and Wize, for so long as they maintain a 10% interest in the Joint Venture, and the third director shall be an industry expert recommended by Wize and approved by Cannabics.

One business day following receipt of the Opinion, Wize shall issue Cannabics 900,000 restricted shares of its common stock and Cannabics shall issue Wize 2,263,944 restricted shares of its common stock. The shares to be issued to Wize will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act.

The Agreement also contains standard representations and warranties, certain inspection rights for each of Cannabics and Wize for so long as they retain a five percent interest in the Joint Venture, certain veto rights for each of Cannabics and Wize for so long as they retain a ten percent interest in the Joint Venture and rights of first refusal, pre-emptive rights, tag-along rights and drag-along rights for each of Cannabics and Wize.

The foregoing is a summary description of certain terms of the Agreement. For a full description of all terms of the Agreement, please refer to the Agreement filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. All readers are encouraged to read the entire text of the Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed as part of this Current Report.

Exhibit
Number	Description

10.1	Joint Venture Agreement by and between Cannabics Pharmaceuticals Inc. and Wize Pharma, Inc., dated February 7, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 13, 2019	CANNABICS PHARMACEUTICALS, INC.

	By:	/s/ Eyal Barad
	Name:	Eyal Barad
	Title:	Chief Executive Officer

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